Exhibit 10.2

FORM OF AMENDMENT

TO THE

MANAGEMENT STOCKHOLDER’S AGREEMENT

WHEREAS, Blue Acquisition Group, Inc. (the “Company”) has previously entered into Management Stockholder’s Agreements with certain management stockholders of the Company, and all capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Management Stockholder’s Agreements; and

WHEREAS, the Board of Directors of the Company has determined that it would be in the best interest of the Company and its stockholders to amend each of the Management Stockholder’s Agreements as provided below to relax certain restrictions on the transferability of shares of Stock under, and to improve certain other provisions of, the current Management Stockholder’s Agreements;

NOW, THEREFORE, in accordance with Section 15 of each of the Management Stockholder’s Agreements, each of the Management Stockholder’s Agreements is hereby amended as follows:

1.     Section 3(b) of the Management Stockholder’s Agreement is hereby amended by adding the italicized language identified below to such section, as follows:

“(b) Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the earlier of (i) the date seven (7) years from the Closing Date or (ii)(A) the occurrence of a Change in Control and (B) such time following the consummation of an Initial Public Offering as the Investors and their Affiliates cease to own, directly or indirectly, at least 20% of the outstanding shares of Common Stock on a fully-diluted basis (such earlier date, the “Lapse Date”).”

2.     Section 5(a)(iv) of the Management Stockholder’s Agreement is hereby amended to correct a section reference by replacing the reference to a “Section 6(a) Call Event” to a “Section 5(a) Call Event”.

3.     Section 5(f) of the Management Stockholder’s Agreement is hereby amended to correct a cross reference by replacing the term “Redemption Notice” contained therein with the term “Repurchase Notice”.

4.     Section 5(d)(ii) of the Management Stockholder’s Agreement is hereby amended by deleting the introductory phrase “Following the fifth anniversary of the Closing Date:” and replacing it with the following (italicized language below reflects the changed language):

“Following the fifth anniversary of the Closing Date but prior to the seventh anniversary of the Closing Date:”

5.     Section 5(d) of the Management Stockholder’s Agreement is hereby amended by adding the following subsection after Section 5(d)(ii) and before Section 5(e):

“(iii) Following the seventh anniversary of the Closing Date:

(I)       with respect to any Purchased Stock for which the Management Stockholder paid the Closing Date Purchase Price and one hundred percent (100%) of any shares of Common Stock that have been acquired by the Management Stockholder upon exercise of the Rollover Options, and any Rollover Options, in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, the Company may purchase all or any portion of the shares of such Stock and such Rollover Options, as applicable, then held by the applicable Management Stockholder Entities as follows:

(A) with respect to such shares of Stock, at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date, and

(B) with respect to such Rollover Options, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the Rollover Options being purchased by the Company hereunder), which Rollover Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(d)(iii)(I)(B) and the foregoing Option Excess Price is zero or a negative number, all outstanding Rollover Options shall be automatically terminated without any payment in respect thereof; and

(II)       With respect to any Option Stock acquired upon exercise of vested New Options, and any outstanding vested New Options, in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, the Company may purchase all or any portion of the shares of such Stock and vested New Options, as applicable, then held by the applicable Management Stockholder Entities as follows:

(A) with respect to any shares of Option Stock acquired upon exercise of vested New Options, at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date, and

(B) with respect to any such vested New Options, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested New Options being purchased by the Company hereunder), which vested New Options shall be terminated in exchange for such payment. In the event the Company elects to exercise its rights under this Section 5(d)(iii)(II)(B) and the foregoing Option Excess Price is zero or a negative number, those vested New Options being purchased by the Company shall be automatically terminated without any payment in respect thereof.”

6.       Section 6 of the Management Stockholder’s Agreement is hereby amended by adding the following definition after the definition of “Agreement” and before the definition of “Base Price”:

““Banked Shares” shall mean, with respect to the Management Stockholder Entities, a number of shares equal to the difference between (x) the aggregate number of shares of Stock which the Management Stockholder Entities would have sold in connection with the full exercise of their Piggyback Registration Rights but for the restrictions imposed by Section 8(d), in all Public Offerings in which the Management Stockholder Entities have Piggyback Registration Rights, to the extent provided herein occurring on or after June 13, 2011 (collectively, the “Prior Offerings”) but only if (A) such Management Stockholder Entities exercised their Piggyback Registration Rights and such Management Stockholder Entities could not exercise such rights in full because of the restrictions imposed by Section 8(d) or (B) such Management Stockholder Entities agreed in writing with the Company not to exercise their Piggyback Registration Rights in consideration of the restrictions imposed by Section 8(d), in connection with the Prior Offerings minus (y) the aggregate number of shares of Stock sold by Management Stockholder Entities in all such Prior Offerings.”

7.       Section 6 of the Management Stockholder’s Agreement is hereby amended by adding the following definition after the definition of “Piggyback Registration Rights” and before the definition of “Proposed Registration”:

““Prior Offerings” shall have the meaning set forth in the definition of “Banked Shares.””

8.       Section 6 of the Management Stockholder’s Agreement is hereby amended by adding the italicized language identified below in each of the definitions of “Fair Market Value” and “Public Offering”, as follows:

““Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board, and based on the most recent appraisal of Common Stock prepared by a third party that is not an Affiliate of Parent, the Investors, the Company or any of its subsidiaries received by the Board, which appraisal must have been prepared no more than six months prior to the date on which such determination is made. For the avoidance of doubt, Fair Market Value is to be determined without regard to minority discount or lack of marketability of the Common Stock.”

““Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form), which also includes the Parent becoming a company with registered common stock by virtue of a merger or other similar corporate transaction.”

9.      Section 8(a) of the Management Stockholder’s Agreement is hereby amended by inserting the following sentence immediately after the first sentence and before the current second sentence:

“Following an Initial Public Offering, any Management Stockholder who has directly purchased from the Company shares of Common Stock having a Fair Market Value of $5 million or greater at the time of such purchase and continues to hold shares of Common Stock that have an aggregate Fair Market Value of $5 million or greater as of the date five (5) days before the filing of a registration statement under the Securities Act for a Public Offering shall not be subject to the immediately preceding proviso with respect to any registrations on such registration statement.”

10.     Section 8(c) of the Management Stockholder’s Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of:

(i)       the sum of the Banked Shares plus the amount determined by multiplying the number derived in accordance with (I) below by the number derived in accordance with (II) below:

(I)       (A) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable minus (B) the Banked Shares;

(II)       a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities; or

(ii)       the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 8).”

11.     Section 22(c) of the Management Stockholder’s Agreement is hereby amended by adding the italicized language identified below to such section, as follows:

“(c)       In the event that the Management Stockholder breaches any of the provisions of Section 22(a) while employed or within 24 months following any termination of the Management Stockholder’s employment with the Company or any of its subsidiaries, in addition to all other remedies that may be available to the Company, the Management Stockholder’s equity shall be treated in the same manner as if the Management Stockholder’s employment had been terminated for Cause by the Company.”

12.     Section 22 of the Management Stockholder’s Agreement is hereby amended by adding a new subsection after Section 22(d) thereto:

“(d)     Section 22(c) shall expire upon the occurrence of a Drag Transaction (as defined in the Sale Participation Agreement).”

13.     All other provisions of the Management Stockholder’s Agreements shall remain in full force and effect, except to the extent modified by the foregoing.

14.     This amendment is effective as of December 8, 2011.

IN WITNESS WHEREOF, this amendment is hereby executed on behalf of the Company.

BLUE ACQUISITION GROUP, INC.

By:
Name:
Title:

Acknowledged and agreed this    day of                            , 2011.

[NAME]